UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  January 1, 2009

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 1, 2009, Multiband Corporation (the Company) entered into new employment agreements with James Mandel, Chief Executive Officer and Steven Bell, Chief Financial Officer. The Company also assumed the employment agreement as amended of J. Basil Mattingly, Chariman of DirecTECH Holding Co.  It is anticipated that Mr. Mattingly may become the Chairman of Multiband’s Board of Directors sometime in 2009. Complete copies of all three agreements are attached hereto as Exhibits.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: January 8, 2009	By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer

Exhibit:
Employment Agreement of James Mandel dated January 1, 2009, Employment Agreement of Steven Bell dated January 1, 2009, Employment Agreement of J. Basil Mattingly originally dated October 1, 2004 and as amended on December 30, 2008.